UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

PAM TRANSPORTATION SERVICES INC

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PTSI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2022, Met Express, Inc. and Costar Equipment, Inc., both which are wholly-owned subsidiaries of P.A.M. Transportation Services, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Metropolitan Trucking, Inc., Metropolitan Freight Management, Inc., Kiwi Leasing, LLC, Hoya Leasing, LLC (collectively, the “Seller”), and Mangino Holding Corp. to acquire substantially all the assets and assume certain liabilities of the Seller (the “Acquisition”). The Acquisition was completed simultaneously with the signing of the Agreement on June 14, 2022. Under the terms of the Agreement, the purchase price paid at closing was approximately $79.8 million, including approximately $15.5 million in assumed debt and an aggregate cash payment of approximately $64.3 million, of which $5.0 million was placed into escrow to secure certain indemnification obligations. The cash portion of the purchase price was paid using available cash balances. The purchase price is subject to a customary post-closing net working capital adjustment as of the closing date. The Agreement includes customary representations, warranties and covenants by the respective parties. In addition, the Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party, and specified assumed and excluded liabilities.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On June 15, 2022, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Current Report.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement by and among Metropolitan Trucking, Inc., Metropolitan Freight Management, Inc., Kiwi Leasing, LLC, Hoya Leasing, LLC, Mangino Holding Corp., Met Express, Inc. and Costar Equipment, Inc., dated June 14, 2022*

99.1	News release issued by the Registrant on June 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The disclosure schedules and exhibits referenced in the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of SEC Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted disclosure schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: June 17, 2022	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

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